Exhibit 99.1

CONTACT:  MARTA MYERS

913-360-5232

FOR IMMEDIATE RELEASE:

MGP INGREDIENTS TO WEBCAST ANNUAL MEETING OCTOBER 18, 2007

ATCHISON, Kan., October 16, 2007—MGP Ingredients, Inc. (Nasdaq/MGPI) today announced that the company will host a webcast of its Annual Meeting of Stockholders to be held Thursday, October 18, 2007 beginning at 10:00 a.m. (central time) at the Atchison Heritage Conference Center, Atchison, Kansas.  Persons may listen to the annual meeting and view a simultaneous presentation live via a link on the homepage of the company’s website, www.mgpingredients.com.  Interested individuals are encouraged to access the link to the webcast meeting 15 minutes prior to its commencement to ensure the availability of the necessary audio software.  An archived edition of the meeting will be available for three months following the meeting via the same link.

The meeting will include a presentation and comments by Ladd Seaberg, Chairman of MGPI’s Board of Directors and CEO, and Tim Newkirk, President and COO.  The presentation will include a review of fiscal 2007 financial highlights, and the company’s core capabilities, product portfolio and strategies.

MGP Ingredients, Inc. is a pioneer in the development, production and marketing of specialty ingredients, primarily specialty wheat proteins and starches, for use in a variety of food and non-food applications.  In addition, the company produces natural food-grade alcohol for use in beverage, food and industrial applications, and fuel grade alcohol, commonly known as ethanol.

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